UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2012

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 31, 2012, Visteon Corporation (the “Company”) announced that Jeffrey M. Stafeil was appointed as the Company’s Executive Vice President, effective as of October 31, 2012, and Chief Financial Officer, effective November 2, 2012. The Company’s press release announcing Mr. Stafeil appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Mr. Stafeil will receive an initial annual base salary of $650,000, and be eligible for a target annual incentive cash bonus opportunity of 80% of his base salary commencing in 2013 and a long-term incentive program opportunity of 200% of his base salary commencing in 2016. Mr. Stafeil will receive a cash sign-on payment of $450,000 (which is subject to forfeiture in whole or in part in certain events) and a sign-on equity grant (the “Sign-on Equity Grant”). Mr. Stafeil will be entitled to participate in the Company’s standard benefits and perquisites on the same basis as other senior executives of the Company. The Sign-on Equity Grant, made under the Visteon Corporation 2010 Incentive Plan, consists of (i) a grant of 29,070 time-based restricted stock units (“RSUs”) that will vest in three equal annual installments on October 29th of each of 2013, 2014, and 2014, respectively, subject to continued employment, and (ii) a grant of 120,106 performance-based stock units (“PSUs”) that will be earned, subject to continued employment, based on a total shareholder return metric for the period between the grant date and December 31, 2015. To the extent not vested, the RSUs and PSUs will vest pro rata upon termination due to death or disability or if Mr. Stafeil is terminated without cause or his employment is voluntarily terminated for good reason, provided the termination occurs at least 180 days after the grant date (if the termination occurs before a change in control). If a change in control of the Company occurs before the RSUs and PSUs are fully vested, the non-vested RSUs and PSUs will fully vest on a “double-trigger” basis upon the occurrence of the change in control. Under the “double-trigger” vesting provisions of the Sign-on Equity Grant, RSUs and PSUs will not be accelerated upon a change in control of the Company if (i) the acquiror assumes the outstanding awards and (ii) Mr. Stafeil employment is not involuntarily terminated without cause or voluntarily terminated for good reason within two years following the change in control. In connection with his appointment, the Company and Mr. Stafeil entered into a change in control agreement, dated as of October 31, 2012, pursuant which, Mr. Stafeil could be eligible to receive an amount equal to 2.0 times the sum of his annual base salary and his annual target bonus upon termination of his employment at any time within two years after the occurrence of a change in control.

Prior to joining the Company, Mr. Stafeil, age 42, was the chief executive officer of DURA Automotive Systems LLC, an automotive supplier, since October 2010, and DURA’s executive vice president and chief financial officer between December 2008 and October 2012. Prior to that, Mr. Stafeil was the chief financial officer and a board member at the Klöckner Pentaplast Group, a producer of films for packaging, printing and specialty applications, from July 2007 to December 2008. From July 2003 to July 2007, he was the executive vice president and chief financial officer of Metaldyne Corporation, an automotive supplier. Prior to joining Metaldyne in 2001, Mr. Stafeil served in a variety of management positions at Booz Allen and Hamilton, Peterson Consulting and Ernst and Young. In addition, from January 2007 to July 2009, he served on the board of directors and was co-chairman of the audit committee for Meridian Automotive Systems, and served on the board of directors and was audit committee chairman of J.L. French Automotive Castings, Inc. from September 2009 to June 2012. During 2011, the Company and its subsidiaries purchased various automotive sub-components totaling approximately $610,000 from Dura Automotive LLC and its subsidiaries in the ordinary course of their businesses. We expect that we will continue to make similar purchases during 2012 and beyond. Mr. Stafeil was the Chief Executive Officer of DURA Automotive Systems LLC prior to joining the Company.

(e) On October 29, 2012, the Organization and Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved amendments to the 2010 Visteon Executive Severance Plan (the “Severance Plan”). The amended Severance Plan provides, among other things, that an executive who is involuntarily terminated by the Company and executes an acceptable release and waiver of claims would be entitled to a cash severance payment in an amount equal to 1.5 times (for the Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents who are also Presidents of business units) or 1.0 times (for other executives) the sum of such executive’s annual base salary and target annual incentive bonus. Executives would also be entitled to the reimbursement of medical coverage premiums under COBRA for up to eighteen months following termination, the provision of outplacement services for up to twelve months, and the payment of a pro-rated portion of any outstanding annual incentive bonus based on actual Company performance during the performance period. The benefits under the Severance Plan may not be reduced for any executive who ceases to be employed before October 1, 2016 (so long as such executive has entered into the new change in control agreement described below), and no modification that reduces any benefit may take effect before the first anniversary of such modification.

On October 29, 2012, the Compensation Committee approved the grant of performance-based stock units and restricted stock units to certain key employees, including the current executive officers of the Company that were “named executive officers” in the Company’s 2012 proxy statement (the “Named Executives”). The terms of the performance-based stock units and restricted stock units were substantially the same as the Sign-on Equity Grant described above, and are intended to be in lieu of future potential awards under the Company’s long-term incentive program for 2013, 2014 and 2015. The following table sets forth the number of performance-based stock units and restricted stock units granted to each of the Named Executives:

Name and Position	Restricted Stock Units	Performance-Based Stock Units
Joy M. Greenway Vice President and President, Climate Product Group	11,628	48,042
Steve Meszaros Vice President and President, Electronics Product Group	14,535	60,053
Robert C. Pallash Senior Vice President and President, Global Customer Group	14,535	60,053

Further, each of Messrs. Meszaros and Pallash and Ms. Greenway, in addition to the other executive officers of the Company, has entered into a new change in control agreement (the “Change in Control Agreement”) with the Company. The Change in Control Agreement provides the executive the opportunity to receive certain benefits if a qualifying termination occurs within two years after a change in control of the Company, including cash severance benefits in an amount equal to 1.5 times the sum of his or her annual base salary and his or her target annual incentive bonus, as well as the continuation of medical benefits for up to eighteen months, outplacement assistance for twelve months and the payment of a pro-rated portion of such executive’s annual incentive bonus, assuming targeted levels of performance. In addition, the benefits then accrued by or payable to the executive under the Company’s 2010 Supplemental Executive Retirement Plan, 2010 Pension Parity Plan, Savings Parity Plan or any successor to any such plan, and the benefits then accrued by or payable to the executive under any other nonqualified plan providing supplemental retirement or deferred compensation benefits shall become fully vested. Previous change in control agreements had a “modified single-trigger”, which allowed an executive to receive these benefits upon his or her voluntary departure during the thirteenth month following a change in control. The Change in Control Agreements may be terminated by the Board of Directors provided that such termination may not be effective earlier than two years after the date on which the board resolution is adopted, or if a change in control occurs before such a termination, the term of the agreement will continue at least through the second anniversary of the first such change in control to so occur.

The foregoing descriptions of the Severance Plan, the Change in Control Agreement, the form of executive Performance Stock Unit Grant Agreement, and the form of executive Restricted Stock Unit Grant Agreement are qualified in their entirety by reference to the full text of such agreements. Copies of these documents are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	2010 Visteon Executive Severance Plan, as amended and restated as of October 18, 2012.

10.2	Form of Change in Control Agreement between the Company and executive officers of the Company.

10.3	Form of executive Performance Stock Unit Grant Agreement.

10.4	Form of executive Restricted Stock Unit Grant Agreement.

99.1	Press release of the Company dates October 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: October 31, 2012	By:	/s/ Michael K. Sharnas
Michael K. Sharnas
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page
10.1	Visteon Corporation Executive Severance Plan, as amended and restated as of September 13, 2012.

10.2	Form of Change in Control Agreement between the Company and executive officers of Visteon Corporation.

10.3	Form of executive Performance Stock Unit Grant Agreement.

10.4	Form of executive Restricted Stock Unit Grant Agreement.

99.1	Press release of Visteon Corporation dated October 31, 2012.